EXHIBIT 10.1


                     PROGRAM MANAGEMENT CONSULTING AGREEMENT

     This Program Management and Consulting Agreement (the "Agreement") is made and entered into this 31st day of August, 2001, by and between GETGO Inc., a British Virgin Islands international business company ("GTGO"), and Donald J. BUSTO (the "Consultant").

                                    RECITALS

     Whereas, Consultant is willing and capable of providing on a "best efforts" basis various consulting and program management services for and on behalf of GTGO in connection with GTGO's joint project with Analytic Solutions.com, Inc. and Preface Systems, Inc. regarding health care Payor Software module production; and

     Whereas, GTGO desires to retain the Consultant as an independent Consultant to provide program management consulting on the Payor Software Statement of Work ("SOW"), and software specification for Software Module A ("HIPAA Infrastructure/Security") and software specification for Software Module B ("Data Acquisition"); and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

     Now therefore, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Consulting Services. GTGO hereby retains the Consultant as an independent Consultant to GTGO and the Consultant hereby accepts and agrees to such retention. The Consultant shall render to GTGO such services of an advisory or consultative nature in order to assist GTGO in creating the following deliverables: Payor Software Statement of Work ("SOW"), and software specification for Software Module A ("HIPAA Infrastructure/Security") and software specification for Software Module B ("Data Acquisition").

     2. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of GTGO at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

     3. Term of Agreement. The term of this Agreement shall be four months, commencing September 17, 2001 and terminating on December 30, 2001 unless terminated pursuant to Section 7 of this Agreement.

     4. Compensation. In consideration of the services to be provided for GTGO by the Consultant, GTGO hereby agrees to the following three-deliverable schedules for compensation:


     A. Compensation: Statement of Work. As soon as practicable after the execution of this Agreement, GTGO shall file a Form S-8 registration statement with the Securities Exchange commission to register 200,000 shares of it common stock (the "Shares") for resale under the Securities Act of 1933, as amended. As soon as the Shares are registered, GTGO shall issue 200,000 shares to Consultant as compensation for beginning work on the project and preparation of the statement of work.

     B. Compensation: Software Specification for Module A "HIPPA Infrastructure-Security". Upon successful completion of the SOW, GTGO shall grant to the Consultant a non-qualified stock option (the "Option") to purchase up to the number of shares (the "Option Shares") of GTGO's common stock (the "Common Stock") as set forth below which shall fully vest immediately upon initiation of this second phase of the Agreement, at an exercise price as set forth below:

     Number of Shares: 200,000 common shares exercisable immediately

     Exercise Price or Percentage per Share (in US$): 50% of the average closing share price of GTGO common stock during the 30-trading day period immediately prior to exercise of the Option.

     The terms of this Option shall otherwise be set forth in a Non-Qualified Stock Option Agreement between GTGO and the Consultant, substantially in the form attached as Exhibit A to this Agreement and pursuant to the terms of such registration set forth in the Non-Qualified Stock Option Agreement. Upon exercise of the Option, GTGO agrees as soon as reasonable practicable to register the Shares for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission of Form S-8 (or if Form S-8 is not available, such other form of registration statement the available).

     C. Compensation: Software Specification for Module B "Data Acquisition". Upon successful completion of the software specification for Module A, GTGO shall grant to the Consultant a non-qualified stock option (the "Option") to purchase up to the number of shares (the "Shares") of GTGO's common stock (the "Common Stock") as set forth below which shall fully vest immediately upon initiation of this third phase of the Agreement, at an exercise price as set forth below:

     Number of Shares: 200,000 common shares exercisable immediately

     Exercise Price or Percentage per Share (in US$): 70% of the average closing share price of GTGO common stock during the 30-trading day period immediately prior to exercise of the Option.

     The terms of this Option shall otherwise be set forth in a Non-Qualified Stock Option Agreement between GTGO and the Consultant, substantially in the form attached as Exhibit A to this Agreement and pursuant to the terms of such registration set forth in the Non-Qualified Stock Option Agreement. Upon exercise of the Option, GTGO agrees as soon a reasonably practicable to register the Shares for resale under the Securities and Exchange Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission of Form S-8 (or if Form S-8 is not available, such other form of registration statement the available).

     5. Confidentiality. The Consultant covenants that all information concerning GTGO, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of GTGO, nor shall the confidential information be disclosed by the Consultant to any third party without prior written consent of GTGO, provided, however, that the

Consultant shall not be obligated to treat as confidential, or return to GTGO copies of confidential information that (i) was publicly known at the time of disclosure to the Consultant; (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to GTGO by the Consultant, or; (iii) is lawfully disclosed to the Consultant by a third party or is required by any entity or court of competent jurisdiction or lawful request of any regulatory body or agency.

     6. Independent Contractor. The Consultant and GTGO hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold itself out as, nor shall take any action from which others might reasonably infer that the Consultant is a partner or agent or a joint venturer with GTGO. In addition, the Consultant shall take no action which, to the knowledge of the Consultant binds, or purports to bind, GTGO to any contract or agreement.

     7. Expenses. Typical expenses expected to be incurred by the Consultant are covered under the retainer portion of this Agreement. For other extraordinary expenses beyond minor daily operating expenses to perform services under this Agreement, GTGO shall reimburse the Consultant on demand for all expenses and other disbursements, provided these expenses and disbursements shall have GTGO's prior written approval and be verifiable with receipts and documentation as may be required under GAAP for accounting purposes of GTGO.

     8. Termination. Notwithstanding any provision contained in this Agreement on the contrary, this Agreement may only be terminated for cause. For purposes of this Agreement the term "cause" means a termination of this Agreement during the term which is a result of (i) the Consultant's felony conviction or plea of "no contest" to a felony; (ii) the Consultant's willful disclosure of material trade secrets or other material confidential information related to Consultant's business; or (iii) the Consultant's willful and continued failure to substantially perform its duties for GTGO after a written demand for substantial performance is delivered by GTGO to the Consultant, which demand specifically identifies the manner in which GTGO believes that the Consultant has not substantially performed its duties, and which performance is not substantially corrected by the Consultant within 10 days of delivery of such demand. For purposes of the previous sentence, no act or failure to act on the Consultant's part shall be deemed "willful" unless done, or omitted to be done, by the Consultant not in good faith and without reasonable belief that the Consultant's action or omission was in the best interest of GTGO.

     9. Work Product. It is agreed that the Consultant retains all intellectual property rights with respect to the Payor Software SOW and Modules A and B (the "Work Product") and all materials specifically created or developed by the Consultant for GTGO in connection with services performed for GTGO (the "Materials") until payment in full for all work product is received by the Consultant from GTGO and GTGO has given final quality assurance approval to the work product. Upon receipt of the stock to be issued to Consultant pursuant to paragraph 4A. above, and upon receipt of the stock options pursuant to paragraphs 4 B. and 4 C. above, title to the Work Product shall be transferred to GTGO and Consultant agrees to take the steps necessary to accomplish such transfer of ownership.

     10. Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify GTGO of its performance of consulting services for any other person which could conflict with its obligations under this Agreement. Upon receiving such notice, GTGO may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement shall constitute GTGO's ongoing consent to the Consultant's outside consulting activities.

     11. Indemnification for Securities Law Violations. GTGO and the Consultant agree to mutually indemnify and hold each other and each officer, director and controlling person of GTGO or the Consultant harmless against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or GTGO or such officer, director, or controlling person may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of inappropriate actions of the Consultant or GTGO or their agent(s). GTGO and the Consultant will comply with all of the applicable laws of the Securities Act of 1933.

     12. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

     13. Waiver of Breach. Any waiver by GTGO of a breach of any provision of this Agreement by the Consultant shall not operate or be construed as a waiver of any subsequent breach by the Consultant.

     14. Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assignable unless written authorization to is obtained from the other non-assigning Party.

     15. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     16. Entire Agreement. This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

     17. Waiver and Modification. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

     18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

CONSULTANT


----------------------------
Donald J. BUSTO


GETGO INC.


----------------------------
Derrin Smith, Chairman/CEO